UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2013

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Crexendo, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32277	87-0591719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 South 52nd Street, Tempe, AZ  85281
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (602) 714-8500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2013,  Crexendo, Inc. (the “Company)  held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company's stockholders approved a proposal to re-elect the following three Class II directors to the Company's Board of Directors, each to hold office until the 2015 annual meeting of stockholders (and until each such director's successor shall have been duly elected and qualified), with voting results as follows:

Director	Votes For	Votes Withheld
Anil Puri	6,600,221.104	88,312

Craig Rauchle	5,873,993.104	814,530

Robert Kamm	6,346,155.104	342,368

Proposal 2: The Company’s stockholders approved a proposal to  adopt the Company’s  2013 long term incentive plan

Votes For	Votes Against	Abstentions
5,817,647.104	837,858	33,200

Proposal 3: The Company's stockholders approved a proposal to ratify the appointment of as its independent registered public accounting firm of Deloitte & Touche LLP for the fiscal year ending December 31, 2013, with voting results as follows:

Votes For	Votes Against	Abstentions / Broker Non-votes
6,687,145.104	1,338	2,300.997

Proposal 4: The Company's stockholders approved a proposal  to decrease the number of authorized shares from 100 million to 25 million shares with voting results as follows:

Votes For	Votes Against	Abstentions
6,646,730.107	1,338	2,300.997

Proposal 5: The Company's stockholders approved  adoption of the advisory approval of the compensation for the named officers with voting results as follows:

Votes For	Votes Against	Abstentions
6,503,654.104	149,629	35,240

Proposal 6: The Company's stockholders provided  advisory approval of a three year  frequency of advisory approval of the compensation for named officers with voting results as follows:

One Year	Two Years	Three Years	Abstentions
1,539,230.107	44,937.997	5,102,003.00	2,352

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Crexendo, Inc

Date: June 11, 2013	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer

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